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                          LOOPER, REED, MARK & MCGRAW
                                ATTORNEYS AT LAW
                      1300 POST OAK BOULEVARD, SUITE 2000
                              HOUSTON, TEXAS 77056
                           TELEPHONE: (713) 986-7000
                           TELECOPIER: (713) 986-7100

                                 March 9, 1998                         EXHIBIT 5

UNICORP, Inc.
600 Travis, Suite 6500
Houston, Texas 77002

         Re:  Form S-8 Registration Statement; Commission File No. 2-73389

Gentlemen:

         I have acted as counsel for UNICORP, Inc. (the "Company") in connection with the registration by the Company of 50,000 shares of its common stock, par value $0.01 per share (the "Securities"), as contemplated by the Company's Registration Statement on Form S-8 filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended.

         In connection therewith, I have examined, among other things, the Articles of Incorporation, as amended, of the Company, the corporate proceedings of the Company with respect to the issuance and registration of the Securities, the Registration Statement, certificates of public officials, statutes and other instruments and documents, as a basis for the opinions expressed herein.

         Based upon and subject to the foregoing, and upon such other matters as I have determined to be relevant, I am of the opinion that:

         1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

         2. All of the Securities, upon issuance and delivery thereof, will be validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Norman T. Reynolds

                                        Norman T. Reynolds





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                                 UNICORP, INC.
               DOCUMENTS CONSTITUTING A SECTION 10(A) PROSPECTUS
                 PURSUANT TO A FORM S-8 REGISTRATION STATEMENT
                              FILED MARCH 9, 1998

            THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
                   SECURITIES THAT HAVE BEEN REGISTERED UNDER
                           THE SECURITIES ACT OF 1933

         In connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by UNICORP, Inc. (the "Company") with the Securities and Exchange Commission on March 9, 1998, the following shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933:

         1.      General Plan Information.

                 (a) The following letter agreement (the "Letter Agreement") between the Company and Britt Brooks (the "Participant") with respect to the payment of fees and expenses and the shares of the Company's common stock, par value $0.01 per share (the "Securities"), and the price per share at which the Securities are to be issued to the Participant in payment of his fees and expenses and expenses is more fully described in Exhibit "A" attached hereto and incorporated herein by reference for all purposes:

                                 Fees and         Price per           Number of
 Name                            Expenses           Share              Shares
 ----                            --------           -----              ------
 Britt Brooks                 $50,000.00            $1.00              50,000
                               ---------                               ------
 Total                        $50,000.00                               50,000
                               =========                               ======

                 (b) The Letter Agreement and the minutes containing the resolutions of the Board of Directors of the Company authorizing the issuance of the Securities described herein constitute an employee benefit plan as described in Rule 405 promulgated under the Securities Act of 1933 (the "Plan"). The Securities will be offered pursuant to the Plan.

                 (c) The general nature and purpose of the Plan is allow for the payment of fees and expenses due and owing by the Company to the Participant in the form of the Company's registered Securities. The Plan will terminate as soon after May 31, 1998 as the Securities called for in the Plan have been issued to the Participant, which date will not exceed December 31, 1998. It is not contemplated that the Plan will be subject to modification or extension.

                 (d) The Plan does not have any administrators. However, the Participant may contact the Company at the address or telephone number described in Paragraph 11 below to obtain additional information about the Plan.

                 (e) The Plan is not subject to the Employee Retirement Income Security Act of 1974. The Participant is a consultant or adviser who has provided provide bona fide services to the





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Company, none of such services being in connection with the offer or sale of
Securities of the Company in a capital- raising transaction.

         2. Securities to be Offered. The Securities to be offered pursuant to the Plan are shares of the Company's common stock, par value $0.01 per share. The common stock of the Company has been registered under Section 12 of the Securities Exchange Act of 1934.

         3. Employees Who May Participate in the Plan. Only the Participant described above may participate in the Plan.

         4. Purchase of Securities Pursuant to the Plan and Payment for Securities Offered.

                 (a) The Participant may participate in the Plan only for so long as it takes to file the Registration Statement and issue the Securities to the Participant as called for herein. Thereafter, the Participant shall have no further interest in the Plan. The only Securities to be purchased by the Participant are described in the Letter Agreement. The purchase price per share of the Company's Securities for the Participant is as set forth above.

                 (b) Payment for the Securities to be purchased by the Participant pursuant to the Plan will be the extinguishment of any further liability by the Company to the Participant with respect to the obligations described herein.

                 (c) There will be no reports delivered to the Participant as to the amounts and status of his account.

                 (d) The Securities will be issued to the Participant, who may sell the Securities in the open market. The Company will receive no fees or other compensation for the Securities other than the extinguishment of the debt to the Participant as described herein.

         5. Resale Restrictions. There will be no restrictions on the resale of the Securities by the Participant.

         6. Tax Effects of Plan Participation. The receipt of the Securities by the Participant will be the receipt of ordinary income since the Securities will have been received by the Participant in exchange for services. Consequently, the Participant will be taxed currently for the value of the Securities pursuant to Section 61 of the Internal Revenue Code of 1986, as amended.

         7. Investment of Funds. There is no provision under the Plan whereby the Participant may direct the investment of all or any part of the assets under the Plan.

         8. Withdrawal From the Plan; Assignment of Interest. The Participant will not be able to withdraw from, terminate, or assign his interest in the Plan.





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         9.      Forfeitures and Penalties.  There is no event which could, under the Plan, result in a forfeiture by, or a penalty to, the Participant.

         10. Charges and Deductions, and Liens Therefor. There are no charges and deductions that may be made against the Participant, the Securities, or assets of the Plan, or the creation of any lien on any funds, securities, or other property held under the Plan.

         11. Information Contained in the Registration Statement. The Company shall furnish to the Participant, without charge, upon written or oral request, the documents incorporated by reference in Item 3 of Part II of the Registration Statement, all of such documents being incorporated by reference in this Section 10(a) Prospectus. The Company shall also furnish to the Participant, without charge, upon written or oral request, any other documents required to be delivered to employees of the Company pursuant to Rule 428(b) promulgated under the Securities Act of 1933. Any such request should be directed to the Company at 600 Travis, Suite 6500, Houston, Texas 77002, telephone (713) 229-9100, and telecopier (713) 236-4775.

         12. Information Currently Furnished. The Participant has been furnished with a copy of the Company's Form 10-KSB for the fiscal year ended December 31, 1997.

         13. Information to be Furnished in the Future. The Company shall deliver to the Participant copies of all reports, proxy statements and other communications distributed to its security-holders generally, and such material shall be sent or delivered no later than the time that it is sent to security-holders of the Company.


Attachment:

Exhibit  "A"  -  The Letter Agreement





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